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                                                                  EXHIBIT (9)(b)




                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 24, 2002


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for certain flexible premium deferred variable annuity contracts issued through Providentmutual Variable Annuity Separate Account of Providentmutual Life and Annuity Company of America (File No. 33-65512).


                                             /s/ James Bernstein
                                             -------------------
                                             James Bernstein
                                             Assistant Secretary